FAM VALUE FUND

FAM EQUITY-INCOME FUND

FAM SMALL CAP FUND

series of

FENIMORE ASSET MANAGEMENT TRUST

Amended Plan Pursuant to Rule 18f-3

Under the Investment Company Act of 1940

I.

Introduction

As   required   by  Rule   18f-3   under   the   Investment   Company  Act   of   1940,   as

amended (“1940 Act”), this Plan describes the  multi-class system  for  each  class of shares

of   FAM   Value   Fund,   FAM   Equity-Income   Fund   and   FAM   Small   Cap   Fund   (the

“Funds”),   series   of   Fenimore   Asset   Management   Trust   (the   “Trust”),   including   the

arrangements  for  shareholder  services  and/or  distribution  of  shares  and  the  method  for allocating expenses applicable to the classes.

II.

The Multi-Class System

The  Funds  shall  offer  two  classes  of  shares,  Investor  Class  Shares  and  Advisor

Class  Shares.   Shares  of  each  class  of  the  Funds  shall  represent  an  equal  pro  rata  interest in  a  Fund  and,  generally,  shall  have  identical  voting,  dividend,  liquidation,  and  other

rights,   preferences,   powers,   restrictions,   limitations,   qualifications   and   terms   and

conditions, except that:   (a) each class shall have a different designation; (b) each class of shares  shall  bear  any Class  Expenses,  as  defined  in  Section  C,  below;  (c)  each  class  shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its  distribution  arrangement;  and  (d)  each  class  shall  have  separate  voting  rights  on  any matter  submitted  to  shareholders  in  which  the  interests  of  one  class  differ  from  the

interests  of  any  other  class.   In  addition  Investor  Class  Shares  and  Advisor  Class  Shares

shall have the features described in Sections A, B and C, below.

A.

Sales Charge Structure

1.

Investor  Class  Shares.    Investor  Class  Shares  shall  be  offered  at

their  then-current  net  asset  value  without  the  imposition  of  either  a  front-

end  sales  charge  or  a  contingent  deferred  sales  charge,  provided  however,

that  such  sales  charges  may  be  imposed  in  the  future  as  the  Board  of

Trustees  of  the  Trust  may  approve  and  as  disclosed  in  a  future  prospectus or prospectus supplement for the Funds.

2.

Advisor  Class  Shares.    Advisor  Class  Shares  shall  be  offered  at

their  then-current  net  asset  value  without  the  imposition  of  either  a  front-

end  sales  charge  or  a  contingent  deferred  sales  charge,  provided  however,

that  such  sales  charges  may  be  imposed  in  the  future  as  the  Board  of

Trustees   may   approve   and   as   disclosed   in   a   future   prospectus   or

prospectus  supplement   for  the  Funds.     Advisor  Class  Shares  shall  be

distinguished  from  Investor  Class  Shares  by  the  relative  rates  of  service

and   distribution   fees   allocable   to   each   respective   class   of   shares   as

described more fully below.

B.

Service and Distribution Plans

The Trust has adopted  a  Service  and Distribution  Plan with respect to  the  classes  of  shares  of  the  Funds  pursuant  to  Rule  12b-1  under  the

1940 Act, containing the following terms:

1.

Investor  Class  Shares.   Investor  Class  Shares  of  each  Fund  are  not

currently covered by the terms of the Service and Distribution Plan.

2.

Advisor  Class  Shares.    Advisor  Class  Shares  of  each  Fund  shall

compensate  the  Funds’  Distributor  for  costs  and  expenses  incurred  in connection  with  distribution  and  marketing  of  shares  of  the  Funds,  as provided  in  the  Service  and  Distribution  Plan  subject  to  an  annual  limit  of

1.00%  of  the  average  daily  net  assets  of  a  Fund  attributable  to  its  Advisor

Class  Shares,  provided  that  up  to  0.25%  of  such  average  daily  net  assets may be designated out of  such compensation as a  “service fee,”  as defined in  rules  and  policy  statements  of  the  National  Association  of  Securities

Dealers.

C.

Allocation of Income and Expenses

1.

General

The  gross  income,  realized  and  unrealized  capital  gains  and  losses and  expenses  (other  than  Class  Expenses,  as  defined  below)  of  a  Fund shall be allocated to each class on the basis of its net asset value relative to

the  net  asset  value  of  the  Fund.   Expenses  to  be  so  allocated  also  include

expenses of the Trust that are allocated to the Fund and are not attributable to  a  particular  class  of  the  Fund  (“Trust  Expenses”)  and  expenses  of  the

Fund  that  are  not  attributable  to  a  particular  class  of  the  Fund  (“Fund

Expenses”).  Trust Expenses include, but are not limited to, Trustees’ fees,

insurance  costs  and  certain  legal  fees.   Fund  Expenses  include,  but  are  not

limited to, certain registration fees,  advisory fees,  custodial fees, and  other expenses relating to the management of the Fund’s assets.

2.

Class Expenses

Expenses  attributable  to  a  particular  class  (“Class  Expense”)  shall be  limited  to:  (a)  payments  pursuant  to  the  Service  and  Distribution  Plan by  that  class;  (b)  transfer  agent  fees  attributable  to  that  class;  (c)  printing and postage expenses related to preparing and distributing material such as

shareholder    reports,    prospectuses    and    proxy    materials    to    current

shareholders  of  that  class;  (d)  registration  fees  for  shares  of  that  class;  (e)

the expense of administrative personnel and services as required to support the  shareholders  of  that  class;  (f)  litigation  or  other  legal  expenses  relating solely  to  that  class;  and  (g)  Trustees’  fees  incurred  as  a  result  of  issues

relating  to  that  class.   Expenses  described  in  (a)  of  this  paragraph  must  be

allocated  to  the  class  for  which  they  are  incurred.    All  other  expenses

described  in  this  paragraph  may  be  allocated  as  Class  Expenses,  but  only if  the  Trust’s  President  and  Treasurer  have  determined,  subject  to  Board approval  or  ratification,  which  of  such  categories  of  expenses  will  be

treated   as   Class   Expenses,   consistent   with   applicable   legal   principles

under  the  1940  Act  and  the  Internal  Revenue  Code  of  1986,  as  amended

(“Code”).

In  the  event  a  particular  expense  is  no  longer  reasonably  allocable by  class  or  to  a  particular  class,  it  shall  be  treated  as  a  Trust  Expense  or

Fund   Expense,   and   in   the   event   a   Trust   Expense   or   Fund   Expense

becomes  allocable  at  a  different  level,  including  as  a  Class  Expense,  it

shall   be   so   allocated,   subject   to   compliance   with   Rule   18f-3   and   to

approval or ratification by the Board of Trustees.

The initial determination of expenses that will be allocated as Class

Expenses  and  any  subsequent  changes  thereto  shall  be  reviewed  by  the

Board  of  Trustees  and  approved  by  the  Board  and  by  a  majority  of  the

Trustees  who  are  not  “interested  persons”  of  the  Trust,  as  defined  in  the

1940 Act.

3.

Waivers or Reimbursements of Expenses

Expenses   may   be   waived   or   reimbursed   by   the   Adviser,   the

Administrator,  the  Distributor  or  any  other  provider  of  services  to  the

Funds or the Trust without the prior approval of the Board of Trustees.

D.

Board Review

1.

Approval of Plan

The  Board  of  Trustees,  including  a  majority  of  the  Trustees  who are  not  interested  persons  (as  defined  in  the  1940  Act)  of  the  Trust  or  the

Fund   (“Independent   Trustees”),   at   a   meeting   held   on   May  28,   2003,

approved  the  Plan  based  on  a  determination  that  the  Plan,  including  the expense allocations, is in  the best  interests of each  Fund  and of each  class.

Their  determination  was  based  on  their  review  of  information  furnished  to them  which  they  deemed  reasonably  necessary  and  sufficient  to  evaluate the Plan.

2.

Approval of Amendments

This  Plan  may  not  be  amended  materially  unless  the  Board  of

Trustees,  including  a  majority of  the  Independent  Trustees,  has  found  that

the   proposed   amendment,   including   any   proposed   related   expense

allocation, is in the best interest of each class and the Funds.   Such finding

shall  be  based  on  information  requested  by  the  Board  and  furnished  to

them   which   the   Board   deems   reasonably   necessary   to   evaluate   the

proposed amendment.

3.

Periodic Review

The  Board  shall  review  reports  of  expense  allocations  and  such

other   information   as   they   request   at   such   times,   or   pursuant   to   such

schedule,   as   they   may   determine   consistent    with   applicable   legal

requirements.

E.

Contracts

Any  agreement  related  to  the  Multi-Class  System  shall  require  the  parties thereto to furnish to the Board of Trustees, upon their request, such information as

is   reasonably   necessary   to   permit   the   Trustees   to   evaluate   the   Plan   or   any

proposed amendment.

F.

Effective Date

This  Plan,  having  been  reviewed  and  approved  by  the  Board  of  Trustees and  by  a  majority  of  the  Independent  Trustees  as  indicated  in  Section  D  of  the

Plan, shall take effect as of July 1, 2003.

G.

Amendment Date

This  Plan  is  deemed  to  have  been  amended  as  of  March  1,  2012  (for  the sole purpose of adding the FAM Small Cap Fund to the Plan).

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